UNITED STATES
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QTS REALTY TRUST, INC.
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QTS Investor Update April 2018

Forward Looking Statements 1 Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to our international operations; our ability to successfully execute our restructuring plan and realize its expected benefits; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which we operate; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including our failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers; our failure to qualify and maintain our qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 (“10-K”) and in the other periodic reports we file with the Securities and Exchange Commission. This presentation includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as FFO, operating FFO, adjusted Operating FFO, EBITDA, adjusted EBITDA, NOI, ROIC and MRR. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures are presented in the attached pages. We refer you to the appendix of this presentation for reconciliations of these measures and to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Non-GAAP Financial Measures" in our 10-K for further information regarding these measures. © 2018 QTS. All Rights Reserved.

Information Regarding Proxy Solicitation 2 © 2018 QTS. All Rights Reserved. In connection with the 2018 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the “Company”), the Company filed with the SEC on March 19, 2018, and mailed or otherwise disseminated to the Company’s stockholders, the Definitive Proxy Statement. The Company may file other relevant documents with the SEC regarding the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Definitive Proxy Statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.qts datacenters.com, or by directing a written request to QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposals to be voted on at the Annual Meeting. You can find information about the Company’s directors and executive officers, and their interests in the proposals to be voted in, in the Company’s Definitive Proxy Statement. You may obtain free copies of these documents from the Company using the sources indicated above.

Setting the Record Straight on Land & Buildings’ Misleading Attacks Land & Buildings recently launched a series of attacks against QTS, including personally targeting the QTS management team and Board of Directors, as well as making other inflammatory and misleading statements and accusations about the Company. As we have previously stated, QTS is open to and appreciates input from its shareholders. However, Land & Buildings has consistently refused to engage in constructive dialogue with QTS, but rather appears more interested in advancing its own activist agenda and generating publicity for itself. Land & Buildings purports to desire engagement, but yet filed its most recent attack presentation the night before its scheduled meeting with QTS’ independent directors. QTS is a leading data center solutions provider that has grown its OFFO per share by 20% on average since our IPO in 2013. We recently implemented a strategic plan to accelerate our growth and profitability and we are pleased with our execution on that initiative. Announced we have signed a 24 megawatt lease in Manassas, VA with a leading hyperscale software-as-a-service provider Renewed 19 megawatts of data center capacity in QTS’ Atlanta-Metro data center with two hyperscale anchor tenants at pricing above pre-renewal rates Raised approximately $100 million in perpetual preferred equity to fund growth development capital investments Hired a top industry veteran, Clint Heiden, to become our new Chief Revenue Officer and lead QTS’ Hybrid Colocation Sales and Marketing Organization While QTS’ share price reacted negatively to the initial announcement of the plan, we are confident the initiatives that QTS management laid out will set a strong foundation for QTS’ continued differentiation in the data center industry, future growth and shareholder value creation. We have prepared this document for QTS shareholders to provide the facts and correct certain misleading assertions by Land & Buildings. We look forward to continuing our dialogue with shareholders, and delivering substantial value in the future. 3

Performance 1 Key points to develop We’ve created a lot of value for our shareholders in the past [Can we cut TSR to work in a coherent story? What if we run TSR to right before announcement of Q4?] [Can we tell a consistent story around FFO/share growth?] Improved margins by an average of 90bps annually since IPO – expect 600 bps improvement under 2020 plan G&A in line with similarly sized peers (can we show benchmarking?) [ROIC – show chart on following page?] Core business remains strong and poised for growth Projected revenue growth of 10.2% Projected adjusted EBITDA margin of 53%+ (perhaps show fairer chart of margin profile) Focus on further improving our cost structure in connection with restructuring 4 Fact: QTS has a proven track record of delivering strong financial results Since its IPO in October 20131, QTS outperformed its peer group2 on key financial metrics Source: FactSet, Company filings CAGRs calculated from Q3’13 to Q4’17 Average of Coresite, Cyrus One, Digital Realty, Equinix and Interxion for revenue and EBITDA CAGRs; Average of Coresite, Cyrus One, Digital Realty for FFO and FFO per share CAGRs as Interxion does not report FFO and Equinix started reporting FFO in 2015 Revenue CAGR Adjusted EBITDA CAGR OFFO CAGR OFFO per Share CAGR 25% 19% QTS DC Peers 29% 21% QTS DC Peers 33% 26% QTS DC Peers 20% 18% QTS DC Peers

Performance 1 5 Fact: QTS expects performance to exceed peers over the next three years QTS Mid-Teens ’18E – ’20E Revenue CAGR Peers2 ~12% ’18E – ’20E Revenue CAGR Source: FactSet, Company filings Calculated as CAGR from 2018E Core Operating FFO per share guidance to run-rate 2020 Operating FFO per share guidance from Q4’17 investor presentation Includes CoreSite, Cyrus One, Digital Realty, Equinix, Interxion and Switch The strategic plan changes are specific, are already in process and will be completed by the end of the year. Once finalized, we expect the plan will result in QTS achieving leading margins by end of 2019 2 Historical, Projected and Comparable Profitability (Adj. EBITDA Margin) With the new strategic plan, margins are expected to improve markedly to be in line with or above peers3 46.6% 53.7% 51.9% 30.0% 40.0% 50.0% 60.0% 70.0% QTS 2017A QTS 2018E Guidance (Core Business) Peer 2018E Average

Performance 1 6 Fact: QTS’ TSR outperformed or was in-line with peers from IPO until November 2017 Source: FactSet 1. Includes CoreSite, Cyrus One, Digital Realty, Equinix and Interxion QTS consistently outperformed its peers throughout the first 14 quarters after its IPO; QTS’ stock price had a recent negative drop in connection with a reposition of its strategy to succeed in today’s market. The drop has impacted QTS’ recent TSR data, which Land & Buildings attacks. We believe that this stock price reaction will be temporary, as we continue to see the successful results of the strategy. 1 (50.0%) 0.0% 50.0% 100.0% 150.0% 200.0% 250.0% 300.0% 10/9/13 3/22/14 9/2/14 2/14/15 7/28/15 1/9/16 6/21/16 12/2/16 5/16/17 10/27/17 4/10/18 QTS TSR Data Center Average TSR

Capital Allocation Fact: Demonstrated strong track record of capital allocation decision making Note: Facility ROIC reflects trailing twelve month average 2 Suwanee, GA: ~$30M purchase price (2005) Increased MRR by 380% since acquisition enabled by integrated services platform Nearly $150M of total development to date, generating 27.9% ROIC as of Q4 ‘17 Richmond, VA: $12M purchase price (2010) Opportunistic acquisition out of seller’s bankruptcy process; previous owner had invested approximately $1B into the infrastructure 555K+ raised floor SF capacity with incremental growth capacity on adjacent land Generating 16.6% ROIC as of Q4 ’17 with nearly 400K raised floor SF of remaining capacity Atlanta-Metro, GA: ~$30M purchase price (2006) Supports 235 customers and 2,000+ cross connects as one of the most strategic, interconnected data centers in the entire Southeast 527K+ raised floor SF capacity with incremental growth capacity on adjacent land $450M+ of total development to date, generating 17.6% ROIC as of Q4 ‘17 Irving, TX: $21M purchase price (2013) Mega scale infrastructure that can support 275K+ raised floor SF capacity in Tier 1 data center market with incremental growth capacity on adjacent land Nearly $300M of development spend, generating 13.1% ROIC as of Q4 ‘17 Princeton, NJ: $75M purchase price (2014) Sale-leaseback with McGraw Hill at 10%+ initial ROIC Capacity to drive higher returns through incremental expansion of facility to 158K raised floor SF from 58K currently Established strategic partnership with Atos which has driven significant incremental demand in other QTS facilities 7

Fact: 17 acquisitions totaling nearly $1 billion since 2005 that enhance QTS’ platform and differentiation Note: Facility ROIC reflects trailing twelve month average 2 8 Carpathia Hosting: $326M purchase price (2015) Increased scale and capability in Cloud & Managed Services and further differentiated QTS in highly regulated markets like government and healthcare Top-line performance underperformed in part due to changing technology landscape Technology platform and key personnel serve as foundation of QTS’ differentiated technology approach going forward QTS bought Carpathia’s largest asset in 2017 and that property has generated over $20 million of net operating income Carpathia was bought at a 10x adjusted EBITDA multiple at a time when QTS was trading at an ~18x adjusted EBITDA multiple Chicago, IL: $18M purchase price (2014) Opportunistic acquisition of former Sun Times Press facility – permanent cost advantage 215K+ raised floor SF capacity; early in development with 28K raised floor SF in service 23 acres of adjacent land for incremental expansion in one of the tightest supplied Tier 1 markets in the US 84 Acres in Phoenix, AZ: $25M purchase price (2017) Acquired opportunistically via state auction as the only data center bidder Difficult to replicate site’s access to power, water & fiber in downtown Phoenix Provides strategic location for future hyperscale customer development Piscataway, NJ: $125M purchase price (2016) Permanent basis advantage; previous owner invested more than $250M in facility Increased ROIC to 12.0% (4Q ’17) from 5.9% at acquisition (2Q ’16) Enhanced efficiency and returns enabled by broader integrated services platform Fort Worth, TX: $50M purchase price (2016) Sale-leaseback with one of the largest health insurance providers in the world Previous owner had invested more than $150M in facility Provides incremental sellable capacity in one of the fastest growing Tier 1 US markets Capacity to expand to 60MW gross power from 8MW currently Capital Allocation

3 9 Fact: QTS can capitalize on the strong projected growth in Hyperscale and Hybrid Colocation Strategy Has QTS Poised for Long-Term Success Drivers of Demand QTS is Well Positioned in Hyperscale and Hybrid Colocation 1.2M sq. ft. of powered shell capacity with ability to scale quickly Software-defined platform provides visibility and dynamic control to customers Hyperscale1 Hybrid Colocation2 Number of Hyperscale Data Centers Globally Total Addressable Market ($Bn) Enterprises are migrating from traditional on premise IT to multi-tenant colocation facilities with seamlessly integrated paths to the cloud for specific workloads Outsourced Data Center On-Premise 1. Cicso Global Cloud Index; Synergy Research Group; Statistics MRC; Wall Street Research 2. IDC 2017 2020 Operating and build cost advantage Significant power cost advantage Enhanced hybrid solutions through CloudRamp Seamless Software Defined Network-enabled universal connectivity In 2018, renewed 19 MW lease with 2 existing Hyperscale anchor tenants and announced a new 24 MW lease with a global cloud-based software company CloudRamp solution integrated with AWS and is the only colocation solution available at Amazon marketplace Evidence 35% 65% 390 500 2017 2019 2016 2023 $20 $102 $20 $102 43% 57%

3 QTS is Pursuing and Executing on Strategy to Drive Growth

Fact: Wall Street endorses QTS' strategy to simplify business mix and pursue high growth Hyperscale and Hybrid Colocation

Initiatives

Realign Salesforce and Organization		Further Narrow Focus of C3 Product Portfolio		Broader Cost Reduction Initiative
Hyperscale + Hybrid Colocation	+	**Leverage software-defined platform to enable cloud and managed services**	+	**Align cost structure with more simplified business model**

*"RBC is incrementally favorable on QTS' execution in its core datacenter business... We see favorable reward/risk for QTS shares as it pursues its restructuring and financing initiatives...**We believe a mid-teens growth rate is attainable in light of QTS' demonstrated leasing success**, having led its US based peers in four of the past six quarters, by our calculations, vs. in-place rent."*

– RBC, March 19th, 2018

*"**Goldman Sachs believes QTS has the tools and assets needed to meet its financial targets…** We view Hyperscale customers as a natural fit for QTS, given its mega scale facilities, the attractive economics in its primary markets and capability of delivering capacity in as soon as 4 months... QTS' goal is to maintain momentum in hybrid colocation.. We believe it can. QTS is allocating incremental resources toward a wider enterprise opportunity set and has already seen some success."*

– Goldman Sachs, March 16th, 2018

*"QTS announced it has signed a 24 MW lease with a global cloud-based software company... **We view this as a positive indicator that demand trends in QTS's 'core' segments remain strong.** It also sets up QTS for a very strong leasing quarter in Q1 -- this initial 5 MW lease and the ~2 MW federal lease in Northern Virginia is likely ~$12mm of annualized rent alone... it does provide a glimpse of QTS's growth potential if it can overcome the near-term funding risks and the 2018 restructuring"*

– Wells Fargo, March 2nd, 2018

In an attempt to support its campaign, Land & Buildings has cherry picked analyst quotes that do not reflect the clear consensus as to QTS' prospects

Source: Wall Street Research
Note: Permission to use quotations neither sought nor obtained

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4 Voting Rights

Fact: QTS' OP voting rights structure aligns voting rights with economic exposure – consistent with governance best practices

QTS'Voting Structure:

Chad Williams, CEO


ECONOMIC OWNERSHIP
~12%
=
VOTING INTEREST
~12%

- **QTS does not have dual class shares with supervoting rights**
- **The Class B common stock aligns Mr. Williams' voting rights with his economic exposure**
- **QTS is an UPREIT. Its OP units are nonvoting. Mr. Williams holds the vast majority of the OP units, which represent most of his economic interest in the Company**
- **At IPO, the Class B common stock was issued to Mr. Williams so he would be able to vote his interest (but not more than that), just as if he converted his OP units into Class A common stock**
- **The Class B common stock converts into regular Class A stock on a one-for-one basis as Mr. Williams transfers or redeems OP units. This ensures he never has more votes than his economic interest**
- **The Class B common stock does not give Mr. Williams any special veto rights, board nomination rights or other similar rights**
- **The Board is prohibited from authorizing any additional shares of Class B common stock**

Land & Buildings' loud attacks alleging "dual class" are a transparent attempt to tar QTS by grouping it with true "dual class" companies where the CEO has real supervoting power. This line of attack is grossly misleading and, we believe, deliberately so.

11

5 Lease Transactions

Fact: Land & Buildings attacks the Company for a lease transaction with Mr. Williams as a "related party transaction," ignoring that it has been in place since the IPO, has been vetted by the independent audit committee and is well below market – delivering substantial value to QTS shareholders

Evaluation Process

- **All related party transactions reviewed by Audit Committee**
- **Reviewed quarterly and annually by Chair of Audit Committee and Chief Audit Officer**
- **Comprehensive annual disclosure of all material related party transactions**
- **Related party transactions with Williams family-related entities represent an immaterial amount of G&A**
- **QTS believes all related party transactions with Williams family-related entities are at or below market rates**

Overland Park, KS Headquarters

- **L&B Claim:** Rent for the Company HQ above market rates at $34.38/sf
- **Fact:** Land & Buildings omits that the property is multi-use (office and data center) and does not evaluate the property based on that factor. On a standalone basis, both segmented rents are below market
  1. Base rent is $23.50 per square foot on the office space rented (approx. 27,000 sf) for the Company headquarters – **below market**
  2. Data center lease is at $70/kW (approx. 2500 sf) – **below market**[1]

Base rent at the Company's headquarters has been increased by only $1.00 per square foot since 2009

Our HQ Rent is Below the Average of Land & Buildings' Own Examples	
8675 College Blvd.[2]	$25.00/sf
7400 W 129th St.[2]	$22.50/sf
7381 W 133rd St.[2]	$25.00/sf
Average	**$24.17/sf**

1. JLL Research Report, *Year-end 2017 Data Center Outlook*, average rental rates for the United States >250kW
2. Land & Buildings presentation dated April 9th, 2018

12

Shareholders have expressed overwhelming support for our executive pay program and practices in recent say-on-pay votes: Mr. Williams’ total direct compensation is below peers1 2017 target total direct compensation was in the 34th percentile of QTS’ 2017 proxy peers and actual total direct compensation was 91% of target 2016 target total direct compensation was below the median of QTS’ 2016 proxy peers and actual total direct compensation was 116% of target as a result of exceeding established performance targets Annual and long-term compensation reflect performance against five defined metrics – Revenue, Bookings, Adjusted EBITDA, Operating FFO/share and ROIC Target setting for these metrics is rigorous – in 2017, despite generating 12% TSR for the year, total direct compensation for our NEOs was only 84% of target1 Supplemental options were granted to our NEOs in March 2018 to create additional incentive for the successful execution of our restructuring strategy Options reintroduce incentives for creating shareholder value at a time when the Q1 2016 and Q1 2017 stock option grants were underwater/out-of-the-money Granting additional options as a part of the normal course awards in Q1 2019 would have diminished incentive value, as executives would have lost the ability to participate in shareholder value created by their efforts driving our restructuring strategy during 2018 Compensation 6 Fact: Compensation aligns pay and performance, with a significant majority of pay “at risk” Total direct compensation reflects actual cash bonus and grant date fair value of annual equity awards for the performance year earned, excluding supplemental option grants and other compensation Total shareholder return calculated on a calendar year basis and includes the reinvestment of dividends. Total shareholder return is compounded, commencing as at December 31, 2013 Pay Aligned with Performance 13 1 In ‘000s 1 2 Change chart legends to actual total director compensation Fix indexing Better graphic for bottom table? Confirm numbers 2017 2016 98% 92% Target Actual 2017 CEO Total Direct Compensation Equity Grant Value Annual Cash Bonus Base Salary Actual total direct compensation below Target despite 12.2% TSR 3,300 4,400 5,896 4,705 - 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2014 2015 2016 2017 CEO Total Direct Compensation Cumulative TSR

7 Independent Board with Relevant Experience

Fact: Our independent board has the right experience and expertise to guide our strategy



Chad L. Williams (C)

- ✓ Founder & CEO with more than 18 years experience in commercial real estate



Philip P. Trahanas (LD)

- ✓ Former Managing Director, General Atlantic and M&A banker, Morgan Stanley
- ✓ Director at Interdigital



John Barter

- ✓ Former Chief Financial Officer of AlliedSignal
- ✓ Director at Engility, DHI Group



William Grabe

- ✓ Former Managing Director, General Atlantic and VP and Corporate Officer, IBM
- ✓ Director at Lenovo, Gartner



Catherine R. Kinney

- ✓ Former President and Co-Chief Operating Officer, NYSE Euronext
- ✓ Director at MSCI, MetLife



Peter Marino

- ✓ Former director of technical service, CIA
- ✓ Director at Engility, UrtheCast



Scott Miller

- ✓ CEO of SSA & Company, former President of Hyatt Hotels and Resorts
- ✓ Director at Snap



Stephen Westhead

- ✓ CEO & lead investor of US Trailer

Complementary Backgrounds

- Real Estate Investment Trusts
- Engineering
- Private Equity
- Accounting
- Marketing
- Consulting
- International Business
- Cyber / Risk Management

Key Facts

- 7 of 8 directors are independent (87.5% of Board)
- Annually elected directors
- Average tenure of 7.6 years, below relevant benchmarks
- Independent search firm on retainer, tasked to add expertise in support of strategy

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Select Examples of Misrepresentations 8 Land and Buildings’ claims contain misleading and inflammatory statements 15 The Claim The Reality Chad Williams resides in Arizona Chad Williams lives full time in Kansas, where QTS is headquartered CEO was paid over 122% of target compensation in 2017 Mathematical error by Land & Buildings - CEO actually received 91% of target total direct compensation for performance in 2017 QTS directors are over-tenured QTS’ director tenure is 7.6 years, including pre-IPO tenure, which is below the average S&P 500 director tenure of 8.2 years Multiple directors received withhold recommendations from ISS and low vote totals Land & Buildings refers to withhold votes in a prior year that was due to an error. Once corrected, ISS reversed their withhold recommendation but the original recommendation influenced the vote outcome. Each of our directors received over 97% support at our 2017 annual meeting QTS’s bylaws provide for legal indemnification for any current or former officer or director for any reason with no exception for breach of fiduciary duty and breach of care QTS’ bylaws provide indemnification to the extent permitted by Maryland law, and this is expressly stated in the bylaws. In particular, directors and officers cannot be indemnified under Maryland law or QTS’ bylaws when found liable to the corporation or to have acted in bad faith Board member Stephen Westhead has “no discernable background in real estate or technology” and was only appointed because of a “Kansas City connection” Stephen Westhead has senior management expertise as CEO of US Trailer, CMO of Satori Group, an IT company, and real estate experience through his role at Philadelphia Insurance, where he was in charge of property underwriting Quote from the Kansas City Business Journal regarding Chad Williams The article was written 13 years ago on February 27, 2005 and has no relevance – it does not reflect Chad’s 15 years of expertise leading QTS